Exhibit 10.1

ADDENDUM TO REVOLVING CREDIT LINE
FOR THE MILLENIUM OPPORTUNITY FUND

January 15, 2006

The following should be considered an Addendum to the existing Revolving Credit Line by and between Interactive Games Inc. and the Millennium Opportunity Fund, LP dated August 15, 2005 for the amount of $150,000.00.

The parties hereby agree that Section 3 of the Note dated August 15, 2005 states:

3.
Issuance of Securities. The Borrower and Lender agree that for each advance made by Lender pursuant hereto, Lender shall receive (i) and option to purchase that number of shares of common stock of Interactive Games equal to 10% of the dollar amount of the advance at an exercise price of $0.20 per share; (ii) an option to purchase common stock of the Borrower equal to 90% of the dollar amount of the advance at an exercise price equal to the average bid price of the Borrower’s common stock for the 10 trading days preceding the exercise of the option. Both such options shall be for a term of two (2) years from the date hereof. By way of example, if Lender were to make available loans to Borrower in the principal amount of $100,000, Lender would receive from Borrower (i) and option to purchase 10,000 shares of common stock of Interactive Games at an exercise price referred to above; and (ii) an option to purchase 90,000 shares of common stock of Interactive Games at the average bid price of the common stock of Interactive Games for the ten trading days preceding such advance. Once the loan has been outstanding, the reduction of such loan and thereafter the increase of such loan shall not entitle the Lender to any additional options unless the amount advanced exceeds the maximum amount of the loan and advances previously made to Borrower.

The Company and Lender hereby agree that Section 3 of the Loan Agreement and existing Revolving Credit Line shall be amended as follows:

Lender shall receive a one time issuance of 150,000 options at a price of .10 of Interactive Games Inc. for consideration of the revolving credit line. The options shall remain in effect for three (3) years from the date of execution of this Addendum To The Revolving Credit Line And Loan Agreement.

On Behalf Of The Company                         On Behalf Of The Millennium Opportunity Fund LP,
Officer For Interactive Games Inc.                Officer, Millennium Opportunity Fund